SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            August 29, 2014
                            Date of Report
                   (Date of Earliest Event Reported)

              ECO WASTE CONVERSION SOLUTIONS CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

                 THUNDER RUN ACQUISITION CORPORATION
         (Former Name of Registrant as Specified in its Charter)

  Delaware                        000-55057               46-3601223
(State or other
jurisdiction               (Commission File Number)    (IRS Employer
       of incorporation)                             Identification No.)

                             60 Corporate Park
                         Irvine, California 92606
               (Address of Principal Executive Offices)

                            215 Apolena Avenue
                      Newport Beach, California 92662
            (Former Address of Principal Executive Offices)

                               949-784-9022
                    (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On August 30, 2014, ECO Waste Conversion Solutions Corporation (formerly Thunder Run Acquisition Corporation), (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to
Section 4(2) of the Securities Act of 1933 at par representing 85.7% of the total outstanding 3,500,000 shares of common stock as follows:

          3,000,000 Jess Rae Booth

     With the issuance of the shares and the redemption of 19,500,000 shares of stock (discussed below), the Company effected a change in its control and the shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination.
The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On August 29, 2014, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950. The then current officers and directors resigned.

    2.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on September 30, 2013 as amended and supplemented by the information contained in this report.

    The Registrant anticipates that it will develop its business with a combination with ECO Waste Conversion Las Vegas, LLC, a private company which intends to develop, construct and operate waste conversion facilities utilizing the patented Thermal Conversion of Organic Materials ("TCOM") System. The TCOM System utilizes a relatively small system of equipment to convert various waste feedstocks containing high carbonaceous content into various salable by-products. The TCOM System accepts a wide variety of waste, sends no waste to the landfill and meets EPA emission standards. The Registrant envisions a possible income stream for the TCOM System to include the sale of carbon, synthetic fuels, and clean electrical power. The TCOM System sequesters greenhouse gases and allows for the sale of carbon credits, eliminates landfill tipping fees, and is eligible for tax incentives and funding under city, county, state and federal alternative technology incentive programs. No agreement has yet been entered into between the Registrant and ECO Waste Conversion Las Vegas LLC but when and if any agreement is executed the Registrant will file a Form 8-K.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On August 29, 2014 James M. Cassidy resigned as the Registrant's president, secretary and director.

    On August 29, 2014, James McKillop resigned as the Registrant's vice president and director.

    On August 29, 2014 Jess Rae Booth was named the sole director and Chief Executive Officer, the sole officer, of the Registrant.

    Jess Rae Booth, 73, serves as the Chief Executive Officer and director of the Company and has held similar positions with ECO Waste Conversion Las Vegas, LLC and ECO Management, LLC, both of which are expected to be wholly-owned subsidiaries of the Registrant following the anticipated business combination. For the past five years, Mr. Booth has not held an employee position from which he drew compensation and has focused on investigating the commercialization of the waste conversion technology that the company anticipates to license and the funding of ECO entities. Prior to formation of the ECO entities. Mr. Booth served as Chief Executive Officer of various private entities across diverse industries including real estate, financial, technology and healthcare. Mr. Booth served on the board of directors and as the chief executive officer of a public company engaged in the processing and sale of an additive used in the materials industry. Mr. Booth also served on the California State University, Fullerton, Dean's Advisory Board for Business and Economics.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                        ECO WASTE CONVERSION SOLUTIONS CORPORATION

			/s/ Jess Rae Booth
			Chief Executive Officer

Date: August 29, 2014